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                                                                    Exhibit 1(e)


                         MERRILL LYNCH BOND FUND, INC.

                           ARTICLES OF AMENDMENT TO
                      ARTICLES SUPPLEMENTARY DESIGNATING
                  CLASS A COMMON STOCK, CLASS B COMMON STOCK,
                 CLASS C COMMON STOCK AND CLASS D COMMON STOCK
                       OF HIGH QUALITY PORTFOLIO SERIES


        Merrill Lynch Bond Fund, Inc. a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Articles Supplementary of the Corporation classifying the capital stock of the Corporation as listed above are hereby amended by renaming the applicable issued and unissued shares of capital stock of the Corporation set forth below:

Current Name of Portfolio/Class               New Name of Portfolio/Class
-------------------------------               ---------------------------

High Quality Portfolio Series Class A   Core Bond Portfolio Class A Common Stock
Common Stock

High Quality Portfolio Series Class B   Core Bond Portfolio Class B Common Stock
Common Stock

High Quality Portfolio Series Class C   Core Bond Portfolio Class C Common Stock
Common Stock

High Quality Portfolio Series Class D   Core Bond Portfolio Class D Common Stock
Common Stock

        SECOND: All of the shares of the Corporation's Common Stock, as renamed, continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V of the Articles of incorporation of the Corporation.

        THIRD: These Articles of Amendment were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without the affirmative vote of the stockholders of the Corporation.

        FOURTH: No other change is intended or effected.

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        IN WITNESS WHEREOF, Merrill Lynch Bond Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on January ___, 2001.


WITNESS                             MERRILL LYNCH BOND FUND, INC.




----------------------------------  -------------------------------------
Name: Phillip S. Gillespie          Name: Terry K. Glenn
Title: Secretary                    Title: President


        THE UNDERSIGNED, President of Merrill Lynch Bond Fund, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.



                                            ----------------------------------
                                            Name: Terry K. Glenn
                                            Title: President